UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2006

AMERICAN MEDIA SYSTEMS CO.

(Exact name of registrant as specified in charter)

Nevada	87-0736406
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

5190 Neil Road, Suite 430, Reno, NV	89502
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 651-2219

N/A

(Former name or former address, if changed since last report)

Item 8.01 OTHER EVENTS

On February 3, 2006 American Media Systems Co. issued a press release announcing the completion of the Deutsche Bank, DWS Scudder television commercial "One Team". American Media Systems provided the director of photography during the on location shoot in Whistler, Canada.

The complete text of the press release is attached as exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

c) Exhibits

The following exhibits are furnished with this Form 8-K:

99.1 Press Release dated February 3, 2006: American Media Systems Co. Announces Completion of New York Super Bowl Television Commercial for Deutsche Bank and DWS Scudder

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

AMERICAN MEDIA SYSTEMS CO.

Signature	Title	Date

/s/ Alexander Vesak Alexander Vesak	President, Chief Executive Officer, Chief Financial Officer, Secretary and Director	February 3, 2006